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                                                                    Exhibit 21.1



SCHEDULE OF SUBSIDIARIES

Charles & Colvard, Ltd. (Registrant), a North Carolina Corporation:

Wholly-owned Subsidiary:
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           Charles & Colvard (HK) Ltd., a Hong Kong Corporation